
                                                                EXHIBIT 21.1


                                                                                   State of            % of
Parent (at March 27, 2001)              Subsidiary                                 Formation         Ownership
--------------------------              ----------                                 ---------         ---------

Alamosa Holdings, Inc.                  Alamosa PCS Holdings, Inc.                  Delaware          100%
Alamosa PCS Holdings, Inc.              Alamosa (Delaware), Inc.                    Delaware          100%
Alamosa (Delaware), Inc.                Alamosa Delaware Operations, LLC            Delaware          100%
Alamosa (Delaware), Inc.                Alamosa Holdings, LLC                       Delaware          100%
Alamosa Holdings, LLC                   Alamosa PCS, Inc.                           Delaware          100%
Alamosa Holdings, LLC                   Alamosa Missouri, LLC (1)                   Missouri          100%
Alamosa Holdings, LLC                   Washington Oregon Wireless, LLC             Oregon            100%
Alamosa PCS, Inc.                       Alamosa Wisconsin GP, LLC                   Wisconsin         100%
Alamosa PCS, Inc.                       Alamosa Finance, LLC                        Delaware          100%
Alamosa PCS, Inc.                       Alamosa Limited, LLC                        Delaware          100%
Alamosa PCS, Inc.                       Alamosa Delaware GP, LLC                    Delaware          100%
Alamosa PCS, Inc.                       Alamosa Wisconsin Limited Partnership       Wisconsin         98.75% (limited
                                                                                                             partnership interest)
Alamosa PCS Holdings, Inc.              Alamosa Wisconsin Limited Partnership       Wisconsin         0.25% (limited
                                                                                                            partnership interest)
Alamosa Wisconsin GP, LLC               Alamosa Wisconsin Limited Partnership       Wisconsin         1% (general partnership
                                                                                                          interest)
Alamosa Limited, LLC                    Texas Telecommunications LP                 Texas             100%
Alamosa Delaware GP, LLC                Texas Telecommunications LP                 Texas             100%
Alamosa Missouri, LLC (1)               Alamosa Missouri Properties, LLC (2)        Missouri          100%
Washington Oregon Wireless, LLC         Washington Oregon Wireless, LLC             Delaware          100%
Washington Oregon Wireless, LLC         Washington Oregon Wireless Licenses, LLC    Delaware          100%
Alamosa Wisconsin Limited Partnership   Alamosa (Wisconsin) Properties, LLC         Wisconsin         100%
Texas Telecommunications, LP            Alamosa Properties, LP                      Wisconsin         99% (limited partnership
                                                                                                           interest)
Alamosa Delaware GP, LLC                Alamosa Properties, LP                      Wisconsin         1% (general partnership
                                                                                                          interest)


(1)  Formerly Roberts Wireless Communications, L.L.C.
(2)  Formerly Roberts Wireless Properties, LLC.